UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2011

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way
El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As described under Item 3.03 below, on March 24, 2011, Pure Bioscience, a California corporation (“Pure California”), consummated a merger with and into its wholly owned subsidiary, Pure Bioscience, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of an Agreement and Plan of Merger entered into by Pure California and the Company (the “Merger Agreement”), which is attached hereto as Exhibit 2.1.  As a result of the merger, Pure California has ceased to exist and the Company, as the surviving corporation of the merger, will continue to operate the business of Pure California as it existed prior to the merger.

Item 3.03 Material Modification to Rights of Security Holders.

On March 24, 2011, Pure California changed its state of incorporation from California to Delaware through a merger with and into the Company, which was established for such purpose.  The Merger Agreement relating to the reincorporation was approved by the requisite vote of Pure California’s shareholders at Pure California’s Annual Meeting of Shareholders held on January 19, 2011, and adjourned and continued on February 10, 2011.  In connection with the reincorporation, the number of authorized shares of common stock was increased from 50,000,000 shares that were available for issuance pursuant to the Articles of Incorporation of Pure California to 100,000,000 shares that are reserved for issuance pursuant to the Certificate of Incorporation of the Company.  Other than the change in the state of incorporation and the increase in authorized common stock, the reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management.  In addition, upon the effectiveness of the reincorporation, the board of directors of the Company consisted of those persons elected to the current board of directors of Pure California, who will continue to serve for the term of their respective elections to the board, and the individuals who served as executive officers of Pure California immediately prior to the reincorporation will continue to serve as executive officers of the Company.  Furthermore, the Company’s common stock will continue to trade on the NASDAQ Capital Market.

The reincorporation did not alter any shareholder’s percentage ownership interest or number of shares owned in Pure California.  Shareholders are not required to undertake any exchange of Pure California’s stock certificates, as shares in Pure California, no par value per share, are deemed to represent an equal number of shares in the Company, $0.01 par value per share.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the Company, as successor issuer to Pure California, are deemed to be registered under Section 12(b) of the Exchange Act.

As of March 24, 2011, the effective date of the reincorporation, the rights of the Company’s stockholders began to be governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation and Bylaws of the Company attached hereto as Exhibits 3.1 and 3.2, respectively.  The Certificate of Incorporation and Bylaws of the Company include certain provisions which are required by the DGCL and may alter the rights of stockholders and powers of management.  For a description and discussion of these changes, please refer to Pure California’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 30, 2010.

Description of Capital Stock

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.  As of March 24, 2011, there were 37,296,986 shares of common stock outstanding and no shares of preferred stock outstanding.  The following summary description of the Company’s capital stock is based on the provisions of the Company’s Certificate of Incorporation and Bylaws and the applicable provisions of the DGCL.  This information is qualified entirely by reference to the applicable provisions of the Company’s Certificate of Incorporation and Bylaws, filed as exhibits hereto, and the DGCL.

Common Stock

Dividend rights.  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of the Company’s common stock are entitled to receive dividends out of funds legally available pursuant to the DGCL if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting rights.  Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  The Company’s Certificate of Incorporation does not provide for the right of stockholders to cumulate votes for the election of directors.  The Company’s Certificate of Incorporation does not establish a classified board of directors and all directors will be elected at each annual meeting of our stockholders.

No preemptive or similar rights.  The Company’s common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.  The rights, preferences and privileges of the holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of any series of the Company’s preferred stock that the Company may designate and issue in the future.

Right to receive liquidation distributions.  Upon dissolution, liquidation or winding-up of the Company, the assets legally available for distribution to the Company’s stockholders are distributable ratably among the holders of the Company’s common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully paid and nonassessable.  All of the Company’s outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Pursuant to the Company’s Certificate of Incorporation, its board of directors has the authority, without further action by its stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The Company’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Company’s common stock.  Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of the Company or make removal of management more difficult.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Company’s common stock.

Stock Options, Restricted Stock and Warrants

As of March 24, 2011, there were 9,090,950 shares of common stock reserved for issuance under our equity compensation plans or upon exercise of outstanding stock options or warrants.  Of this number, 4,585,250 shares were reserved for issuance upon the exercise of outstanding options that were previously granted under our stock option plans or outstanding stock option agreements; 101,100 shares were reserved for issuance upon the vesting of currently unvested restricted stock; 2,895,500 shares were reserved for issuance upon the exercise of options, or the issuance of restricted stock, that may be granted in the future under our equity compensation plans; and 1,509,100 shares were reserved for issuance upon the exercise of outstanding warrants.

Anti-takeover effects of provisions of the Company’s Certificate of Incorporation, the Company’s Bylaws and Delaware law

Certificate of Incorporation and Bylaws in effect

Because the Company’s stockholders do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock represented in person or by proxy at a duly called stockholder meeting will be able to elect all of the Company’s directors.  The Company’s board of directors will be able to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member.  The Company’s Certificate of Incorporation and Bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.  In addition, the Company’s Bylaws include a requirement for the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting.  As described above, the Company’s Certificate of Incorporation also provides for the ability of the board of directors to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the board of directors, which rights could be senior to those of the Company’s common stock.

The foregoing provisions may make it difficult for the Company’s existing stockholders to replace the Company’s board of directors, as well as for another party to obtain control of the Company by replacing the Company’s board of directors.  In addition, the authorization of undesignated preferred stock makes it possible for the Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.  Further, the Company’s Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors and officers against liabilities, losses and expenses incurred or suffered in investigations and legal proceedings resulting from their services for the Company, which may include service in connection with takeover defense measures.

Section 203 of the DGCL

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers.  Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person or entity becomes an interested stockholder.  With certain exceptions, an interested stockholder is a person or entity that owns, individually or with or through other persons or entities, fifteen percent (15%) or more of the corporation’s outstanding voting stock (including rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and also stock as to which the person has voting rights only).  The three-year moratorium imposed by Section 203 on business combinations does not apply if:

•
Prior to the date on which the interested stockholder becomes an interested stockholder, the board of directors of the corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder;

•
Upon consummation of the transaction that makes the person or entity an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation’s voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining voting stock outstanding, shares owned by directors who are also officers of the corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or

•
On or after the date the person or entity becomes an interested stockholder, the business combination is approved both by the board of directors and by the stockholders at a meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.  The Company has not “opted out” and does not plan to “opt out” of these provisions.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Item 8.01 Other Events.

On March 25, 2011, the Company issued a press release announcing its reincorporation under the laws of the State of Delaware as described under Items 1.01 and 3.03 above.  A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the reincorporation described under Item 1.01 and Item 3.03 above, the common stock of the Company has been assigned a new CUSIP number as follows: 74621T 100.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated March 24, 2011, by and between Pure Bioscience and Pure Bioscience, Inc.
3.1*	Certificate of Incorporation of Pure Bioscience, Inc., a Delaware corporation
3.2*	Bylaws of Pure Bioscience, Inc., a Delaware corporation
99.1*	Press Release, dated March 25, 2011

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: March 25, 2011	By:	/s/ Andrew J. Buckland
Andrew J. Buckland
Chief Financial Officer